ShareCom, Inc.
                            CONSULTING AGREEMENT

This CONSULTING AGREEMENT is made by and between;

                          Merchant Resources, Inc.
                               Attn: Ed Dhonau
                    2980 South Rainbow Blvd. Suite #200-C
                           Las Vegas, Nevada 89146
                         E-mail: GoPublicNow@cs.com

a Nevada Corporation (hereinafter referred to as "Consultant"), and;

                               ShareCom, Inc.
                            1251 N. Sherwood Ln.
                           Palatine, Il 60067-1884
                          (    ) / fax (   ) E-mail

an Illinois Corporation (hereinafter referred to as "COMPANY"). Collectively, CONSULTANT and COMPANY are hereinafter referred to as "THE PARTIES".

                                 WITNESSETH

WHEREAS, CONSULTANT is a corporate consulting firm with expertise in acquisitions and mergers and in assisting publicly traded companies with related services, which assisted the COMPANY in its merger with Anonymous Data Corporation, and

WHEREAS, COMPANY is a publicly held company with its common stock ("ANYD") trading on the OTC bulletin board, and

WHEREAS, COMPANY desires to seek beneficial mergers and acquisitions which will provide the COMPANY with additional value and the COMPANY desires to seek CONSULTANT'S assistance in publicizing itself with the intention of making its name and business better known to its shareholders, investors, brokerage houses, potential investors or shareholders and various media, and

WHEREAS, COMPANY desires to employ and/or retain CONSULTANT to provide such services as an independent contractor, and CONSULTANT is agreeable to such a relationship and/or arrangement, and THE PARTIES desire a written document formalizing and defining their relationship and evidencing the terms of their agreement;

THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, it is agreed as follows.

                       DEFINITIONS AND INTERPRETATIONS

1. Captions and Section Numbers.
The headings and section references in this Consulting Agreement are for convenience of reference only and do not form a part of this Consulting Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Consulting Agreement or any provisions thereof.

2. Extended Meanings.
The words "hereof", "herein", "hereunder", "hereto" and similar expressions used in any clause. Paragraph or section of this Consulting Agreement and any Addendum and/or Exhibit attached to this Consulting Agreement shall relate to the whole of this Consulting Agreement including any attached Addendum and/or Exhibit and not to that clause, paragraph or section only, unless otherwise expressly provided.

3. Number and Gender.
In this Consulting Agreement words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.

4. Section References and Schedules.
Any reference to a particular "article", "section", "paragraph" or other subdivision of this Consulting Agreement and any reference to a schedule, addendum or exhibit by name, number and/or letter shall mean the appropriate schedule, addendum or exhibit attached to this Consulting Agreement and by such reference is incorporated into and made part of this Consulting Agreement.

                                  AGREEMENT
5. Appointment.
COMPANY hereby appoints CONSULTANT as director of mergers, acquisitions and assistance in establishing name recognition for the COMPANY, and hereby retains and employs CONSULTANT upon the terms and conditions of this Consulting Agreement.

6. Engagement.
CONSULTANT hereby accepts said Agreement and COMPANY as a client, and agrees to assist COMPANY as further described below and subject to the further provisions of this Consulting Agreement.

7. Authority and Description of Services.
During the term of this Consulting Agreement CONSULTANT shall furnish various professional services and advice as specifically requested by Brad Nordling, who is an authorized representative of COMPANY, and holds the positions and/or titles of President and Director of COMPANY. Said professional services and advise shall relate to those services, items and/or subjects described as follows:
     a. CONSULTANT shall act, generally through J. Ed Dhonau, as head of mergers and acquisitions for the COMPANY, essentially acting as (1) liaison between COMPANY and prospective opportunities for acquisitions, mergers, and the financing related, and (2) advisor to COMPANY with respect to communications and information.
     b.    CONSULTANT  shall seek to make COMPANY, its management,  products, financial situation and prospects known to the financial media, financial publications, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors and other members of the financial community as well as the public generally, all with the purpose of strengthening the COMPANY for purposes of enabling the COMPANY to build its asset base by acquisitions and mergers.
     d. CONSULTANT, in providing the foregoing services, shall be responsible for tracking and paying all costs of providing the services, including, but not limited to, out-of-pocket expenses for postage, delivery service (e.g., Federal Express), telephone charges, traveling expenses, etc.
     e. CONSULTANT's compensation under this Consulting Agreement shall be deemed to include the above mentioned costs and expenses, unless otherwise expressly provided herein.

8. Term of Agreement.
This Consulting Agreement shall become effective upon execution hereof and shall continue thereafter and remain in effect for a period of one (1) year and/or in the case of specific services as described until such time as such matters are finalized to the satisfaction of both THE PARTIES. It is expressly acknowledged and agreed by and between THE PARTIES hereto that CONSULTANT shall not be obligated to provide any services until a specified retainer (deposit, initial fee, down-payment) in U.S. funds and/or other specified and/or agreed valuable consideration has been received by CONSULTANT.

9. Where Services Shall Be Performed.
CONSULTANT services shall be performed at the main office location of CONSULTANT or other such designated location as CONSULTANT and COMPANY agree are the most advantageous for the work to be performed.

10. Limitations on Services.
THE PARTIES hereto recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in house due diligence or compliance departments of brokerage houses, etc. Accordingly, CONSULTANT agrees as follows:
     a. CONSULTANT shall NOT release any financial or other information or data about COMPANY without the consent and approval of COMPANY.
     b. CONSULTANT shall NOT conduct any meetings with financial analysts without informing COMPANY in advance of any proposed meeting, the format or agenda of such meeting and COMPANY may elect to have a representative of COMPANY attend such meeting.
     c. CONSULTANT shall NOT release any information or data about COMPANY to any selected or limited person, entity or group if CONSULTANT is aware that such information or data has not been generally released or promulgated and COMPANY requests in writing that said information or data is not to be so released or promulgated.
     d. After notice by COMPANY of filing for a proposed public offering of securities of COMPANY, and during any period of restriction on publicity, CONSULTANT shall not engage in any public relations efforts not in the normal course without approval of counsel for COMPANY and of counsel for underwriter, if any.

11. Duties of Company.
     a. COMPANY shall supply CONSULTANT on a regular and timely basis with all approved data and information about COMPANY its management, products and operations and COMPANY shall be responsible for advising CONSULTANT of any facts which would affect the accuracy of any prior data and information previously supplied to CONSULTANT so that CONSULTANT may take corrective action.
     b. COMPANY shall promptly supply CONSULTANT with (1) full and complete copies of all filings with all federal and state securities agencies, (2) full and complete copies of all shareholder reports and communications whether or not prepared with the assistance of CONSULTANT, (3) all data and information supplied to any analyst, broker-dealer, market maker or other member of the financial community and (4) all product/services brochures, sales materials, etc.
     c. In that CONSULTANT relies on information provided by COMPANY for a substantial part of its preparations and reports to merger and acquisition candidates, COMPANY must represent that said information is neither false nor misleading, and agrees to hold harmless and indemnify CONSULTANT for any breach of these representations and covenants, and COMPANY agrees to hold harmless and indemnify CONSULTANT for any claims relating to the purchase and/or sale of COMPANY securities occurring out of, or in connection with, CONSULTANT's relationship with COMPANY, including without limitation, reasonable attorneys' fees and other costs arising out of any such claims.
     d. In that CONSULTANT shareholders, officers, employees and/or members of their families may hold a position in and engage in transactions with respect to COMPANY securities, and in light of the fact that CONSULTANT imposes restrictions on such transactions to guard against trading on the basis of material non-public information, COMPANY shall contemporaneously notify CONSULTANT if any information or data being supplied to CONSULTANT has not been generally released or promulgated.
     e     COMPANY  shall promptly deliver to CONSULTANT, within 15  days  of execution of this Consulting Agreement, a complete due diligence package to include latest form 10SB, I0KSB if available, latest 10QSB, last 6 months of press releases and all other relevant materials including, but not limited to, corporate reports, brochures, etc.
     f. Because CONSULTANT shall rely on such information to be supplied it by COMPANY, all such information shall be true, accurate, complete and not misleading, in all respects.
     g. COMPANY shall act diligently and promptly in reviewing materials submitted to it by CONSULTANT to enhance timely distribution of the materials and shall inform CONSULTANT of any inaccuracies contained therein within a reasonable time prior to the projected or known publication date.

12. Representation and Indemnification.
Subject to the Disclosure Schedule attached hereto, COMPANY and CONSULTANT represent and/or warrant the following.
     a. COMPANY shall be deemed to make a continuing representation of the accuracy of any and all material facts, materials, information and data which it supplies to CONSULTANT. COMPANY acknowledges its awareness that CONSULTANT shall rely on such continuing representation in disseminating such information and otherwise performing its investor relation functions.
     b. CONSULTANT, in the absence of notice in writing from COMPANY, shall rely on the continuing accuracy of materials, information and data supplied by COMPANY.
     c. COMPANY hereby agrees to hold harmless and indemnify CONSULTANT against any claims, demands, suits, loss, damages, etc., arising out of
CONSULTANT's reliance upon the instant accuracy and continuing accuracy of such facts, materials, information and data unless CONSULTANT has been negligent in performing its duties and obligations hereunder.
     d. COMPANY hereby authorizes CONSULTANT to issue, at CONSULTANT's sole discretion, corrective, amendatory, supplemental, or explanatory press releases, shareholder communications and reports, or data supplied to analysts, broker-dealers, market makers, or other members of the financial community.
     e. COMPANY shall cooperate fully and timely with CONSULTANT to enable CONSULTANT to perform its duties and obligations under this Consulting Agreement.
     f. The execution and performance of this Consulting Agreement by COMPANY has been duly authorized by the Board of Directors of COMPANY in accordance with applicable law and to the extent required by the requisite number of shareholders of COMPANY.
     g. The execution and performance of this Consulting Agreement by CONSULTANT has been duly authorized by the Board of Directors of CONSULTANT in accordance with applicable law and to the extent required by the requisite number of shareholders of CONSULTANT.
     h. The performance by COMPANY of this Consulting Agreement shall not violate any applicable court decree or order, law or regulation, nor shall it violate any provision of the organizational documents and/or bylaws of COMPANY or any contractual obligation by which COMPANY may be bound.
     i. The performance by CONSULTANT of this Consulting Agreement shall not violate any applicable court decree or order, law or regulation, nor shall it violate any provision of the organizational documents and/or bylaws of CONSULTANT or any contractual obligation by which CONSULTANT may be bound.
     j. COMPANY's activities pursuant to this Consulting Agreement or as contemplated by this Consulting Agreement do not constitute and shall not constitute acting as a securities broker or dealer under federal or state securities laws; any contract between COMPANY and a potential investor in COMPANY shall be such that COMPANY would be acting merely as a finder or consultant with respect to such prospective investor obligations under this Agreement.
     k. CONSULTANT's activities pursuant to this Consulting Agreement or as contemplated by this Consulting Agreement do not constitute and shall not constitute acting as a securities broker or dealer under federal or state securities laws; any contact between CONSULTANT and a potential investor in COMPANY shall be such that CONSULTANT would be acting merely as a finder or consultant with respect to such prospective investor obligations under this Agreement.
     l. Access to corporate documents: The minute books of COMPANY shall be made available to CONSULTANT and reflect in all material respect the meetings and actions of the directors and stockholders of COMPANY, since the time of its incorporation, and reflect all transactions referred to in such minutes accurately in all material respects.
     m. Absence of undisclosed liabilities: COMPANY has no material outstanding claims, liabilities, obligations or indebtedness, contingent or otherwise, whether asserted or unassorted, except as set forth in COMPANY's 2000 Balance Sheet, or referred to in any of the notes thereto. All liabilities of COMPANY incurred subsequent to the Balance Sheet Date have been incurred in the ordinary course of business and do not involve borrowings which individually exceed twenty five thousand dollars ($25,000) and which do not exceed one hundred thousand dollars ($100,000) in the aggregate. COMPANY is not in default in respect to the terms or conditions of any indebtedness.

     n. Absence of changes: Since the 2000 Balance Sheet Date, there has not been any material change in the condition, financial or otherwise, of COMPANY, which materially adversely affects the ability of COMPANY to conduct its operations and COMPANY have incurred any material liabilities or obligations, direct or contingent, not in the ordinary course of business since said 1998 Balance Sheet Date.
     o. Litigation: There is no action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, governmental instrumentality or other agency now pending or, to COMPANY's knowledge, threatened against or affecting COMPANY, nor, to the best of COMPANY's knowledge, does there existing any basis therefor. COMPANY is not subject to any judgement, order, writ, injunction or decree of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. COMPANY agrees to promptly notify CONSULTANT of the commencement of any litigation or proceedings against COMPANY or any of its respective officers or directors in connection with or related to the business of COMPANY.
     p. Non-defaults; non-contravention: Except as set forth in the Disclosure Schedule, COMPANY is not in default in the performance or observance of any obligation (1) under its Certificate of Incorporation, as amended, or it By-Laws, or any indenture, mortgage, contract, purchase order or other agreement or instrument to which COMPANY is a party or by which it or any of its property is bound or affected; or (2) to any order, writ, injunction or decree of any court of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, except for the defaults as would not, individually or in the aggregate, result in a material adverse effect on the business or operations of COMPANY as a whole, nor which after notice, the lapse of time both, would constitute, a material default under any of the foregoing.
     q. Employment of officers, employees and consultants: To COMPANY's knowledge, no third party may assert any valid claim against COMPANY to the
(1) continued employment by, or association with, COMPANY of any of its present officers, employees or consultants, or (2) the use by COMPANY of any information which COMPANY would be prohibited from using under any prior agreements or arrangements or any laws applicable to unfair competition, trade secrets or proprietary information.
     r. Disclosure: Neither this Agreement nor any other document, certificate or written statement to be furnished to potential Subscribers by or on behalf of COMPANY in connection with the transactions contemplated hereby contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact necessary in order to make the statement contained herein or therein not misleading. There is no fact known to COMPANY which adversely affects the business operations, affairs, prospects, conditions, properties or assets of COMPANY (hereinafter "Material Facts") which has not been set forth in this Agreement. To the extent Material Facts become known to COMPANY subsequent to the date hereof and up and through the termination of this Agreement, such facts shall be set forth in writing to CONSULTANT.

13. Compensation.
     a. Compensation payable to CONSULTANT for all general services hereunder, shall be paid by COMPANY to CONSULTANT by the means of the issuance of 680,000 shares of common stock in the COMPANY at the per share bid price as of today ($0.25), which shares shall be issued subject to S-8 Registration.
     b. For all optional services, compensation for which is not provided for within the scope of this Agreement COMPANY shall pay to CONSULTANT such fee as, and when, TO PARTIES shall determine in advance of performance of said optional services, provided COMPANY has agreed to said optional services.

14. Billing and Payment.
Monthly fees or payments shall be due and payable without billing. Billing and payments for optional services shall be agreed on a case by case basis. COMPANY acknowledges and agrees that deposits, initial payments, down payments, partial payments, payments for special services, monthly fees or monthly payments shall be by wire transfer to CONSULTANT's bank account upon execution of any agreement(s), or, upon payment due date in the case of monthly fees or monthly payments, or, ID the case of optional services by the first day of the preceding month that work is scheduled to be performed, unless expressly provided otherwise in writing, and that if such funds are not received by CONSULTANT by said date COMPANY shall pay to CONSULTANT an additional operations charge equal to .01% for each day said funds are not received.

15. CONSULTANT as an Independent Contractor.
CONSULTANT shall provide said services as an independent contractor, and not as an employee of COMPANY or of any company affiliated with COMPANY.

16. Trade Secrets and Inventions.
CONSULTANT shall treat as proprietary any and all information belonging to COMPANY, it's affiliates or any third parties disclosed to CONSULTANT in the course of the performance of CONSULTANT's services.

17. Inside Information - Securities Violations.
In the course of the performance of this Agreement, it is expected that specific sensitive information concerning the operations of COMPANY's business and/or affiliate companies shall come to the attention and knowledge of CONSULTANT. In such event CONSULTANT shall not divulge, discuss or otherwise reveal such information to any third parties.

18. Disclosures.
CONSULTANT shall disclose to COMPANY any outside activities or interests, including ownership or participation in the development of prior inventions, that conflict or may conflict with the best interests of COMPANY. It is mutually understood that prompt disclosure is required under this paragraph if the activity or interest is related, directly or indirectly, to any activity that CONSULTANT may be involved with on behalf of COMPANY.

19. Termination of Agreement.
This Consulting Agreement may not be terminated by either party prior to the expiration of the term provided in paragraph 8 above, except as follows.
   a. Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary,
   b.   Upon the other party taking the benefit of any insolvency law,
   c. Upon the other party having or applying for a receiver appointed for either party,
   d.   For cause, and/or
   e.   As provided for in paragraph 20, immediately below.

20. Early Termination.
In the event COMPANY fails or refuses to cooperate with CONSULTANT, fails or refuses to make timely payment of the compensation set forth in this Agreement, CONSULTANT shall have the right to terminate any further performance under this Agreement. In such event, and upon notification thereof, all compensation shall become immediately due and payable and/or deliverable, and CONSULTANT shall be entitled to receive and retain the funds or other consideration as liquidated damages and not as a penalty, in lieu of all other remedies. THE PARTIES hereby acknowledge and agree that it would be too difficult currently to determine the exact extent of CONSULTANT's damages, but that the receipt and retention of such compensation is a reasonable present estimate of such damage.

21. Notices.
All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given by either certified mail, express mail or other overnight courier service. Notices shall be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and/or sent by the attorneys for THE PARTIES giving such notice and, in connection therewith, THE PARTIES and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such party to the extent necessary to give such notice.

22. Attorney Fees
In the event either party is in default of the terms or conditions of this Consulting Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including reasonable attorney fees, expenses and court costs through trial, appeal and to final disposition.

23. Return of Records.
Upon termination of this Agreement, CONSULTANT shall deliver all records, notes, data, memorandum, models and equipment of any nature that are in the control of CONSULTANT that are the property of or relate to the business of COMPANY, except that CONSULTANT shall retain one copy of printed material for retention in the CONSULTANT library.

24. Disclaimer By CONSULTANT.
CONSULTANT shall be the preparer of certain promotional materials and CONSULTANT makes no representation to COMPANY or others that, (a) its efforts or services will result in any enhancement to COMPANY, (b) the price of COMPANY's publicly traded securities will increase, (c) any person will purchase COMPANY's securities or (d) any investor will lend money to and/or invest in or with COMPANY.

25. Limitation CONSULTANT Liability.
In the event CONSULTANT fails to perform its work or services hereunder, its entire liability to COMPANY shall not exceed the lessor of (a) the amount of cash or other compensation CONSULTANT has received from COMPANY under paragraph 13 above, or (b) the actual damage to COMPANY as a result of such non-performance. In no event shall CONSULTANT be liable to COMPANY for any indirect, special or consequential damages, nor for any claim against COMPANY by any person or entity arising from or in any way related to this Agreement.

26. Ownership of Materials.
All right, title and interest in and to materials to be produced by CONSULTANT in connection with this Consulting Agreement and other services to be rendered under said Agreement shall be and remain the sole and exclusive property of CONSULTANT, except in the event COMPANY performs fully and timely its obligations hereunder COMPANY shall be entitled to receive, upon request, one ( 1 ) copy of all such materials, and shall be entitled to the non-exclusive right to use all such materials.

27. Agreement Not To Hire.
COMPANY understands and appreciates that CONSULTANT invests a tremendous amount of time, energy, resources and expertise in the training and education of its employees and subcontractors to be able to provide the very services COMPANY requires. Further, COMPANY understands that in the event an employee or subcontractor of CONSULTANT is enticed to leave, then CONSULTANT shall be damaged in an amount THE PARTIES are not capable of calculating at the present time. Therefore, COMPANY agrees not to offer employment or subcontractor status to any employee or subcontractor of CONSULTANT, nor to allow any employee, officer, director, shareholder or consultant of COMPANY to offer such employment or subcontractor status with COMPANY or any other company, concern, venture or entity with whom officers, directors or consultants of COMPANY are employed, associated or hold a financial stake in, for a period of three (3) years from the date of expiration or termination hereof. Further, in the event an employee or subcontractor of CONSULTANT leaves the employ of, dissolves or breaks association with CONSULTANT and subsequently establishes employment or an association of any kind with another investor relations, investment banking or other type of competing firm of CONSULTANT, COMPANY agrees not to do business with such other investor relations or competing firm of CONSULTANT for a period of three (3) years from the date of expiration or termination hereof.

28. Miscellaneous.
     a. The effective date of representation shall be no later than the date of execution by THE PARTIES of this Consulting Agreement.
     b. Currency: In all instances, references to dollars shall be deemed to be United States Dollars.
     c. Stock: In all instances, references to stock shall be deemed to be unrestricted and free trading.

29. Exclusion With Respect To Partnership.
THE PARTIES agree that in no way shall this Consulting Agreement be construed as being an act of partnership between THE PARTIES hereto and that no party hereto shall have, as a result of the execution of this Consulting Agreement, any liability for the commitments of any other party of any type, kind, son or variety.

30. Time Is Of The Essence.
Time  is  hereby  expressly made of the essence of this Consulting  Agreement
with   respect  to  the  performance  by  THE  PARTIES  of  their  respective obligations hereunder.

31. Inurement.
This Consulting Agreement shall inure to the benefit of and be binding upon THE PARTIES hereto and their respective heirs, executors, administrators, personal representatives, successors, assigns and any addendum attached hereto.

32. Entire Agreement.
This Consulting Agreement contains the entire agreement of THE PARTIES. It is declared by THE PARTIES that there are no other oral or written agreements or understanding between them affecting this Agreement or relating to the business of CONSULTANT. This Agreement supersedes all previous agreements between CONSULTANT and COMPANY.

33. Amendments
This Agreement may be modified or amended provided such modifications or amendments are mutually agreed upon by and between THE PARTIES hereto and that said modifications or amendments are made only by an instrument in writing signed by THE PARTIES or an oral agreement to the extent that THE PARTIES carry it out.

34. Waivers.
No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

35. Non-waiver.
The failure of either party, at any time, to require any such performance by any other party shall not be constructed as a waiver of such right to require such performance, and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require a full performance hereunder.

36. Construction of Agreement.
Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

37. Non-Circumvention Agreement.
COMPANY agrees, represents and warrants hereby that it shall not circumvent CONSULTANT with respect to any banking or lending institution, investment bank, trust, corporation, individual or investor introduced by CONSULTANT to COMPANY nor with respect to any transaction, merger, acquisition or other business opportunity proposed by, assisted with or otherwise promoted by CONSULTANT for the benefit of COMPANY pursuant to the terms with CONSULTANT for the purpose of, without limitation, this Agreement and for a period of three (3) years from the date of execution by THE PARTIES of this Agreement.

38. Applicable Law.
THIS AGREEMENT IS EXECUTED PURSUANT TO AND SHALL BE INTERPRETED AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF NEVADA FOR WHICH THE COURTS IN CLARK COUNTY, NEVADA SHALL HAVE JURISDICTION WITHOUT GIVING EFFECT TO THE CHOICE OR LAWS OR CONFLICT OF LAWS RULES THEREOF OR OF ANY STATE.

39. Severability.
If any provision of this Agreement shall be held to be contrary to law, void, invalid or unenforceable for any reason, such provision shall be deemed severed from this Consulting Agreement and the remaining provisions of this Agreement shall continue to be valid and enforceable. If a Court finds that any provision of this Agreement is contrary to law, void, invalid or unenforceable and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed and enforced as so limited.

40. Acceptance by CONSULTANT.
This Agreement is not valid or binding upon CONSULTANT unless and until executed by its Chief Executive Officer, Chief Operating Officer duly authorized executive officer of CONSULTANT at its home office in ________.

41. Execution In Counterpart: Telecopy-Fax.
This Consulting Agreement may be executed in counterparts, not withstanding the date or dates upon which this Consulting Agreement is executed and delivered by any of THE PARTIES, and shall be deemed to be an original and all of which shall constitute one and the CONSULTANT'S Agreement effective as of the reference date first written below. The fully executed telecopy (fax) version of this Consulting Agreement shall be construed by all parties hereto as an original version of said Consulting Agreement.

43. Disclaimer
CONSULTANT as a corporate relations firm is in the business of capitalization services, investor/public relations and other related business, as previously stated above, and in no way proclaims to be an investment advisor and/or stock or securities broker. CONSULTANT is not licensed as a stock or securities broker and is not in the business of selling such stocks or securities or advising as to the investment viability or worth of such stocks or securities.

     IN WITNESS WHEREOF, THE PARTIES hereto have set forth their hands and seal in execution of this Consulting Agreement made this 3rd day of August 2001, by and between;

For and in behalf of COMPANY:                For and in behalf of CONSULTANT:
ShareCom, Inc.                               Merchant Resources, Inc.



   By:/s/ Brad Nordling               By:/s/ J.E. Dhonau
      Brad Nordling, President           J. E. Dhonau